SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2010

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01      Other Events

On January 19, 2010, Central Valley Community Bancorp (Company) received confirmation from the U. S. Treasury (Treasury) of the reduction in the number of shares of Common Stock issuable upon the exercise of a Warrant issued to the Treasury (Warrant).  The Warrant was issued in connection with a Letter Agreement (Agreement), entered into on January 30, 2009, between the Company and the Treasury whereby the Company issued to the Treasury a Warrant to purchase 158,133 shares of the Company’s common stock, no par value.  After the adjustment, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant was reduced to 79,067.

According to the Agreement, if the Company received aggregate gross cash proceeds of not less than $7,000,000 for a Qualified Equity Offering on or prior to December 31, 2009, the number of shares of Common Stock issuable upon the exercise of the Warrant could be reduced by one half of the original number of shares.  The Company raised $8,000,000 in a Qualified Equity Offering on December 23, 2009 and exercised its option to cancel one half of the Common Stock issuable under the Warrants.

Central Valley Community Bancorp

Date: January 21, 2010	By:	/s/ David A. Kinross
	Name:	David A. Kinross
	Title:	Chief Financial Officer (principal financial officer)